Exhibit 32

Certification

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned hereby certifies that:

(1) I have reviewed the Quarterly Report on Form 10-Q of Inland Land Appreciation Fund II, L.P. (the      "Report") to which this statement is an Exhibit;

(2) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of      1934; and

(3) The information contained in the Report fairly presents, in all material respects, the financial condition and       results of operations of Inland Land Appreciation Fund II, L.P.

By: Inland Real Estate Investment Corporation
     General Partner

/S/ Brenda G. Gujral_____________________

Name: Brenda G. Gujral
Title: President of the General Partner and
        Principal Executive Officer of Inland Land Appreciation Fund II, L.P.

Date: August 11, 2003